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                                                                  Exhibit (i)(i)

February 27, 2004

Scudder Institutional Funds
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

You have requested us, as counsel to Scudder International Equity Fund Institutional (the "Fund"), a series of Scudder Institutional Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No.41 (the "Amendment") to its Registration Statement on Form N-1A (Securities Act File No. 033-34079 and Investment Company Act File No. 811-06071) (the "Registration Statement").

We have examined copies of the Declaration of Trust and By-Laws of the Trust, as amended, the Fund's prospectuses and statement of additional information (the "Statement of Additional Information") included in the Registration Statement, all resolutions adopted by the Trust's Board of Trustees (the "Board") with respect to the following classes of shares of beneficial interest of the Fund (such resolutions referred to herein as the "Resolutions Designating Series and Classes"): Class I and Class II (together, the "Shares"), consents of the Board and other records, documents and papers that we have deemed necessary for the purpose of this opinion. We have also examined such other statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust, the Fund and others.

Based upon the foregoing, we are of the opinion that the Shares, when and if issued, sold and paid for in accordance with the laws of applicable jurisdictions and the terms of the Declaration of Trust, the Resolutions Designating Series and Classes, the By-Laws and the Amendment, will be legally issued, fully paid and non-assessable (except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations) assuming (i) that at the time of sale such Shares are sold at a sales price in each case

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Scudder Institutional Funds
February 27, 2004
Page 2

in excess of the par value of the Shares; (ii) that the issuance of the Shares does not cause the number of outstanding Shares to exceed that number of authorized shares provided for in the Declaration of Trust of the Trust, as amended to the date of issuance; and (iii) that the Resolutions Designating Series and Classes authorizing the issuance of the Shares that are in effect on the date hereof have not been amended, modified or withdrawn and are in full force and effect on the date of issuance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Statement of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Trust, the Fund or any distributor or dealer in connection with the registration or qualification of the Trust, the Fund or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the Commonwealth of Massachusetts, we have relied upon the opinion of Bingham McCutchen LLP (which is attached hereto).

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP

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                                February 27, 2004

Scudder Institutional Funds
One South Street
Baltimore, Maryland 21202

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Scudder Institutional Funds, a Massachusetts business trust (the "Trust") on behalf of its series International Equity Fund (the "Fund"). You have requested that we deliver this opinion to you in connection with the Trust's Post-Effective Amendment to be filed on or about February 27, 2004 (the "Amendment") to its Registration Statement on Form N-1A with respect to the the Fund's Institutional Class I and Institutional Class II Shares of beneficial interest (collectively, the "Shares").

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

          (b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Trust's Amended and Restated Declaration of Trust dated March 29, 1990 and each amendment thereto filed with the Secretary of the Commonwealth as of May 16, 2003 (the "Declaration");

          (c) copies, in each case certified by the Secretary of the Trust, of the Twelfth Amended and Restated Establishment and Designation of Shares of the dated March 26, 1997, establishing the Fund with two classes of Shares, Class I and Class II Shares, the Sixteenth Amended and Restated Establishment and Designation of Shares of the dated December 8, 1999, changing the name of the share classes to Institutional Class I and Institutional Class II, respectively, and the Nineteenth Amended and Restated Establishment and

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Willkie Farr & Gallagher LLP
February 27, 2004
Page 2 of 3


     Designation of Shares of the dated January 24, 2001, further changing the name of the Fund (collectively, the "Designation of Series and Classes"); and

          (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation of Series and Classes, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on March 26, 1997, authorizing the issuance of an unlimited number of Shares (the "Resolutions").

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     As to any opinion below relating to the due organization or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of

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Willkie Farr & Gallagher LLP
February 27, 2004
Page 3 of 3


Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     The Shares, when issued, sold and paid for in accordance with the Trust's Declaration of Trust, Designation of Series and Classes and By-Laws, will be legally issued, fully paid and non-assessable, except that, shareholders of the Trust may under certain circumstances be held personally liable for its obligations, assuming (i) that at the time of sale, such Shares are sold at a sales price in each case in excess of the par value of the Shares, and (ii) that the Trust's Declaration of Trust, the Designation of Series and Classes and the Resolutions of the Board referenced in paragraph (d) above have not been amended, modified or withdrawn with respect to matters relating to the Shares and are in full force and effect on the date of issuance of such Shares.

     This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Bingham McCutchen LLP
                                            BINGHAM McCUTCHEN LLP